ARTICLES OF INCORPORATION
                               OF
                    ARIZONA FURNITURE COMPANY
                      a Nevada Corporation

     I, the undersigned, being the original incorporator herein named, for the purpose of forming a Corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring that the facts herein stated are true:

                            ARTICLE I
                              NAME
    The name of the Corporation is ARIZONA FURNITURE COMPANY

                           ARTICLE II
               RESIDENT AGENT & REGISTERED OFFICE
     Section 2.01. Resident Agent. The name and address of the Resident agent for service of process is Nevada Corporate Headquarters, Inc., 5300 West Sahara, Suite 101, Las Vegas, Nevada 89146. Mailing Address: P.O. Box 27740, Las Vegas, NV 89126.
     Section 2.02. Registered Office. The address of its Registered Office is 5300 West Sahara, Suite 101, Las Vegas, Nevada 89146.
     Section 2.03. Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of Directors and Stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                           ARTICLE III
                             PURPOSE
     The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                           ARTICLE IV
                         SHARES OF STOCK
     Section 4.01 Number and Class. The Corporation shall authorize the issuance of a single class of Capital Stock in the amount of twenty-five million (25,000,000) shares of Common
Stock, at $.001 par value.

     Notwithstanding the foregoing these Articles hereby vest the Board of Directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of Stock. In addition the Board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Stock created. All classes of Stock; may be issued from time to time without action by the Stockholders.

     Section 4.02. No Preemptive Rights. Unless otherwise determined by the Board of Directors, holders of the Stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto.


     Section 4.03. Non-Assessability of Shares. The Shares of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in the particular.

                            ARTICLE V
                            DIRECTORS
     Section 5.01. Governing Board. The members of the governing Board of the Corporation; shall be styled as Directors.
     Section 5.0. Initial Board of Directors. The initial Board of Directors shall consist on not less than one (1), and not more than seven (7) members. The name and address of an initial member of the Board of Directors is as follows:

          NAME                     ADDRESS

   Cort W. Christie               P.O. Box 27740
                                  Las Vegas, Nevada 89126

     This individual shall serve as Director until the first annual meeting of the Stockholders or until his successor(s) shall have been elected and qualified.
     Section 5.03.  Change in Number of Directors.  The number of
Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

                           ARTICLE VI
                          INCORPORATOR
     The name and address of the incorporator is Nevada Corporate
Headquarters, Inc., P.O. Box 27740, Las Vegas, Nevada 89126.

                           ARTICLE VII
                       PERIOD OF DURATION
        The Corporation is to have a perpetual existence.

                          ARTICLE VIII
               DIRECTORS' AND OFFICERS' LIABILITY
     A Director or Officer of the Corporation shall not be personally liable to this Corporation or its Stockholders for damages for breach of fiduciary duty as a Director or Officer, but this Article shall not eliminate or limit the liability of a Director or Officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) the unlawful payment of distributions. Any repeal or modification of the Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or Officer of the Corporation for acts or omissions prior to such repeal or modification.

                           ARTICLE IX
                            INDEMNITY
     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which mat be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director of Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.
     Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director of Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.
     The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                            ARTICLE X
                           AMENDMENTS
     Subject at all times to the express provisions of Section
4.03 which cannot by amended, this Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the Stockholders are granted subject to this reservation.

                           ARTICLE XI
                       POWERS OF DIRECTORS
     In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:
     (1) Subject to the Bylaws, if any, adopted by the Stockholders, to make, alter or repeal the Bylaws of the Corporation;
(2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation;
(3) To authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, Corporation and business entities;
(4) To set apart out of any of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;
(5) By resolution, to designate one or more committees, each committee to consist of at least one Director of the Corporation, which to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may acquire it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and
(6) To authorize the Corporation by its Officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute shall require action by the Stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing.

        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.


































     IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of August, 2000, hereby declaring and certifying that the facts stated hereinabove are true.

                      /s/ Cort W. Christie
                        Cort W. Christie
                         (For Nevada Corporate Headquarters, Inc.


I, NEVADA CORPORATE HEADQUARTERS, INC., hereby accept as Resident
Agent for the previously named Corporation on 23rd day of August, 2000.

                        /s/ Tina Gancarz
                              Tina Gancarz- Office Administrator

























     I, Roland H. DeCesare, having been appointed a Director of ARIZONA FURNITURE COMPANY, a Nevada Corporation, do hereby accept said position effectiveness as of the time of my appointment and as acknowledged below.


Dated this 18th day of October, 2000.


                     /s/ Roland H. DeCesare
                            -Director

                       Roland H. DeCesare